As  filed  with  the Securities and Exchange Commission on October 25, 1995
 Registration No. 33-62299

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                            AMENDMENT NO. 2 to
                                FORM S-3

                          REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                          _____________________

                       LOGIC DEVICES INCORPORATED
          (Exact name of Registrant as specified in its charter)
         CALIFORNIA                                       94-2893789
 (State or other jurisdiction of               (I.R.S. Employer Identification
 incorporation or organization)                             Number)
                         628 East Evelyn Avenue
                      Sunnyvale, California  94086
                             (408) 737-3300
       (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)
                         ______________________

                            William J. Volz
                               President
                      Logic Devices Incorporated
                        628 East Evelyn Avenue
                     Sunnyvale, California  94086
                            (408) 737-3300
       (Name and address, including zip code, and telephone number, including area code, of agent for service)
                         _______________________

                               COPIES TO:

                         David R. Selmer, Esq.
               Barack, Ferrazzano, Kirschbaum & Perlman
                         333 West Wacker Drive
                              Suite 2700
                       Chicago, Illinois  60606

      Approximate date of commencement of proposed sale to the public: As soon as possible after the Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  <square>

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>

                        CALCULATION OF REGISTRATION FEE

Title of                        Proposed            Proposed
Each Class of                   Maximum             Maximum
Securities     Amount           Offering            Aggregate       Amount of
to be          to be            Price               Offering        Registration
Registered     Registered{(1)}  Per Share{(2)(3)}   Price{(2)(3)}   Fee{(2)(3)}
Common Stock,
no par value     106,850        $12.50/$9.875       $1,252,019      $433.00


 (1) Consisting of (I) 75,000 shares of Common Stock and (II) 31,850 additional shares of Common Stock issuable upon exercise of a warrant to purchase Common Stock being registered on this form and an indeterminate number of additional shares of Common Stock issuable pursuant to the antidilution provisions of the warrant.

 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933,
        as amended (the  "Securities Act"), and, with  respect     to 75,000
        shares, based on $12.50,      the average of the  high and  low sales
        prices as reported on the National Association of Securities Dealers Automated Quotation National Market System for August 29, 1995.
           The filing fee in the amount of $324.00 for these 75,000 shares was submitted with the original filing of this registration statement.



 (3) The filing fee with respect to the 31,850 shares added by this Amendment NO. 2 is based on $9.875, the average of the high and low sales prices as reported on the National Association of Securities Dealers Automated Quotation National Market System for October 24, 1995. The filing fee in the amount of $109.00 for these 31,850
        shares is submitted  with this Amendment NO. 2.   The  aggregate
        filing  fee  is $433.00.

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 SUBJECT TO COMPLETION
                     PRELIMINARY PROSPECTUS DATED     OCTOBER 25    , 1995



                             LOGIC DEVICES INCORPORATED

                            106,850     Shares of Common Stock




     This Prospectus relates to (i) 75,000 shares of common stock, no par value per share (the "Common Stock"), of Logic Devices Incorporated
 (the "Company")     and (II) 31,850  additional shares of common stock
 issuable upon exercise of a warrant (the "Warrant") to purchase common
 stock        which  shares  and  Warrant  are  held  by  the  "Selling
 Shareholder   s    "  identified  herein  (the  "Offered  Securities").
     The Warrant is exercisable for a period ending August 21, 1998.

     The Offered Securities may be offered from time to time by the "Selling Shareholder

   s    " or their pledgees, donees, transferees or other
 successors  in  interest.  See "Selling Shareholder   s    ."   The  selling
 Shareholder   s     have  advised  the Company  that sales of the Offered
 Securities may be made, if at all, from time to time after the effective date of the Registration Statement of which this Prospectus is a part in the over-the-counter market through licensed broker-dealers or otherwise, at the then prevailing market prices or otherwise at prices and on terms then obtainable or through privately
 negotiated transactions.   No  period  of  time  has been fixed within
 which the Offered Securities covered by this Prospectus may be offered or sold. See "Plan of Distribution."

        The Company will receive no part of the proceeds of any sales of the
 Offered Securities except for the exercise price of  the Warrant.      The
 Company  will pay all expenses with respect to this Offering,  except for  underwriting  discounts,  brokerage  fees  and  commissions  and
 transfer  taxes  for  the Selling Shareholder   s    , which will be borne
 by the Selling Shareholder   s    .

 INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                           SEE "RISK FACTORS."

     The Company's Common Stock is traded in the national over-the-counter market and prices are quoted by the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market
 System under the symbol LOGC.     On October 24, 1995    , the last  reported
 sale  price  of  the  Common Stock, as reported by the Nasdaq National
 Market System, was    $10.00    .


THESE SECURITIES HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE SECURITIES
  AND  EXCHANGE  COMMISSION  OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
       SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
        ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
     ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE
                         CONTRARY IS UNLAWFUL.

              The date of this Prospectus is              , 1995

   No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the Offered Securities and, if given or made, such information and representations  must  not  be  relied  upon  as  having  been
 authorized  by the Company or the Selling Shareholder   s    .  Neither the
 delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any
 documents  incorporated  herein  by  reference.   This  Prospectus  does  not
 constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.


                            AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York 10007 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511.

   The Company has filed with the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act, and the rules and regulations promulgated thereunder, with
 respect to the Common  Stock  offered  pursuant  to  this  Prospectus.   This
 Prospectus, which is part of the Registration Statement, does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. For further information concerning the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional officers at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                     DOCUMENTS INCORPORATED BY REFERENCE

   The following documents filed with the Commission are incorporated by reference in this Prospectus:

   (1) the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1994 (File No. 0-17187);

   (2) all other reports filed pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in
 (1) above.

   (3) the description of the Company's Common Stock contained in its Registration Statement on Form S-18, as amended (File No. 33-23763-LA).

   All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated
 above,  are  hereinafter  referred  to  as  "Incorporated  Documents").   Any
 statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying
 prospectus  supplement  modifies  or  supersedes  such  statement.   Any such
 statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the Registration Statement.


                                RISK FACTORS

   Investment in the Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risk factors in evaluating the Company and its business before investing in the Common Stock.

   DEPENDENCE ON NEW PRODUCTS AND TECHNOLOGIES. The Company's future success will depend, in large part, upon its ability to successfully develop and market new products, and to have access to leading edge semiconductor wafer fabrication process technology. The Company serves a number of small or niche markets which each require constant monitoring and evaluation by the Company.
 Semiconductor   design   and   process  technologies  are  subject  to  rapid
 technological change, requiring a high level of expenditure for research and development. Further, even if successfully developed, the success of new product introductions is dependent on several factors, including proper new product selection, timely product introduction, achievement of acceptable production yields and market acceptance. There can be no assurance that the Company will successfully develop new products that can be introduced on a timely or cost-effective basis or that will achieve market acceptance.

   DEPENDENCE ON OUTSIDE WAFER FOUNDRIES AND TECHNOLOGY. The Company is dependent on outside silicon foundries, two located in Japan and one located in Taiwan, for its silicon wafer fabrication. While the Company can obtain wafers used in many of its current products from any of these three sources, each source uses a different technological process. During 1992, the Company redesigned its static random access memories ("SRAM") product line and initiated product designs with two of its current foundries as a result of the termination of a guaranteed supply arrangement with a domestic supplier. While the Company regularly evaluates the availability of additional sources of processed wafers, there can be no assurance that other foundries will be available or, if available, will be able to supply wafers on a timely basis or provide a process which is technologically comparable or as cost-effective as the process used by the Company's current foundries. Other semiconductor companies pursuing outside wafer fabrication may enter into supply contracts which guarantee certain capacity to the semiconductor company, but require minimum purchase commitments. To date, the Company has not committed itself to minimum purchases although it does have a supply contract with one of its current foundries. The Company's reliance on outside foundries involves several other risks, including reduced control over delivery schedules, quality assurance and costs.

   It is not unusual in the semiconductor industry to experience disruptions in
 the  supply of processed wafers due to quality or yield problems.   For  this
 reason the Company has historically maintained a high inventory level of processed wafers. There can be no assurance that such a material disruption in supply will not occur. Further, if the Company's foundries are unable or unwilling to produce adequate supplies of processed wafers, the Company's business would be adversely affected. In such an event the Company would incur delay and expense to redesign its circuits to be compatible with a new manufacturer's complementary metal-oxide-silicon ("CMOS") process.

   CYCLICAL NATURE OF SEMICONDUCTOR INDUSTRY. The semiconductor industry has historically been characterized by repeated and severe business cycles. The industry is characterized by a number of factors, including fluctuation in user demand, price volatility, variations in manufacturing capacity and efficiencies, rapid technological change and significant process and product
 development.   The  Company expects that as it introduces a broader range  of products, including more standard or commodity products, the cyclical nature of the semiconductor industry may have greater impact on the Company's
 business  and   operating  results  in  the  future  and  may  cause  greater fluctuations in the Company's period-to-period performance.

   COMPETITION.  The  semiconductor  industry  is  intensely competitive and is
 characterized   by   rapid   technological  change,  product   obsolescence,
 fluctuations in both demand and capacity and price erosion. These factors can render obsolete the processes and products currently utilized or produced by the Company. In such cases, the Company will be required to develop products utilizing new processes and may be required to establish new foundry
 relationships.   The  Company faces competition from other  manufacturers  of
 high-performance  integrated   circuits,   many   of   which   have  advanced
 technological  capabilities, are currently increasing their participation  in
 the  high-performance   CMOS  market  and  have  internal  wafer  fabrication
 capabilities. The ability of the Company to compete in this rapidly evolving environment depends on elements both within and outside the control of the
 Company.   These  elements  include:  the Company's ability  to  develop  new products in a timely manner; the cost effectiveness of its manufacturing; successful introduction to and acceptance by customers of new products; the speed at which customers incorporate the Company's products into their systems; continued access to advanced semiconductor foundries and leading edge CMOS process technology; the number and capabilities of the Company's competitors as well as general economic conditions. The Company experiences competition from a number of domestic and international companies, most of which have substantially greater financial, technical, manufacturing and marketing resources than the Company. Emerging companies also are attempting to obtain a share of the existing market. To the extent that the Company's products achieve market acceptance, other manufacturers may seek to offer competitive products or embark on pricing strategies which could have adverse effects on the Company's operating results.

   DEPENDENCE ON KEY PERSONNEL. The Company's continued success is dependent in part upon a number of key management personnel and technical employees, the loss of one or more of whom could adversely affect the Company. The Company believes that its future success will depend in part on its ability to attract, retain and motivate highly skilled employees, who are in great demand
 in  the  semiconductor  industry.   The  Company does not have any employment
 agreements with any of its key employees.

   DEPENDENCE ON SUBCONTRACT ASSEMBLY. The Company is dependent on outside subcontract assembly for the assembly of the Company's products. The Company's products are assembled by several independent subcontractors in the United States and the Far East. Shortages of raw materials or disruption in the provision of services by the Company's assembly subcontractors, or other circumstances that would require the Company to seek alternative sources of supply, could lead to constraints or delays in the timely delivery of the Company's products. Such constraints or delays could result in the loss of customers, reductions in the Company's revenue, or other adverse effects on
 the  Company's operating results.   The  Company's  reliance  on  subcontract
 assembly involves several other risks, including reduced control over delivery schedules, quality assurance and costs.

   DEPENDENCE ON FEW CUSTOMERS. In 1993, a single customer accounted for 13% of product revenues, and in 1994 yet another customer accounted for 12% of product revenues. The loss of any major customer or a substantial reduction in sales from such a customer could adversely affect the Company.

   DEPENDENCE UPON INDEPENDENT DISTRIBUTORS AND SALES REPRESENTATIVES. Most of the Company's sales are generated by electronics distributors and independent sales representatives that are not under the direct control of the Company. These electronics distributors generally represent product lines offered by several companies, including competitive product lines, and thus could reduce their sales efforts applied to the Company's products or terminate their representation of the Company.

   CONTROL BY SHAREHOLDERS.   Certain  of  the Company's shareholders currently
 are able to exert a significant measure of control over the affairs and policies of the Company if they act together.

   VOLATILITY  OF  STOCK  PRICE.   There has been significant volatility in the
 market  price  of  securities  of  electronics   companies  in  general,  and
 semiconductor technology companies in particular, including the Company. Various factors and events, including announcements or developments by the Company or other companies engaged in the semiconductor or related industries concerning, among other things, suppliers, customers, financial results, product developments, patents, or proprietary rights may have a significant impact on the Company's business and on the market price of the Common Stock.

   IMPACT  OF  FUTURE  SALES ON  MARKET  PRICE  OF  COMMON  STOCK.  Based on
    6,245,600     shares outstanding after completion of this Offering
 (assuming exercise of all currently outstanding options and warrants), the number of shares of Common Stock offered hereby represents approximately
    1.7%     of the total number of shares of Common Stock outstanding.  The
 Selling Shareholder   s     own    106,850     shares of Common Stock,
    including shares obtainable through the exercise of the Warrant    , all of
 which shares are being registered for sale hereunder.  See "Selling
 Shareholder   s    " and "Plan of Distribution."  If the Selling
 Shareholder   s     or the Company's other shareholders, under Rule 144 or
 otherwise, were to make available for sale or sell a large amount of Common Stock in the market at one time, the market price of the Common Stock could be adversely affected. Furthermore, other sales of substantial amounts of the Company's Common Stock in the public market, or even the potential for such sales, could adversely effect prevailing market prices for the Company's
 Common  Stock.  In this  respect, the Company completed    a total of three
      placements in August    and September     of 1995 for an aggregate of
    905,000     shares of Common Stock,    and issued the Warrant to purchase
 31,850 shares of Common Stock registered hereby in connection with one of
 these transactions    .  These shares were not registered under the Securities
 Act of 1933, as amended, and may not be sold without registration unless an exemption from such registration is available. Additionally, certain other
 warrants to purchase  an  aggregate  of    297,545     shares of Common  Stock
 are currently outstanding. See "Subsequent Events--Exercise of Warrants" and "--Grant of Warrants." Such shares of Common Stock, upon exercise of the underlying warrants, could also be made available for sale.

   INTERNATIONAL TRADE AND CURRENCY EXCHANGE. Many of the materials and manufacturing steps in the Company's products are supplied by foreign companies. Also, approximately 18%, 19%, 21% and 13% of the Company's net sales in 1994, 1993, 1992 and 1991, respectively, were to international
 customers.   Accordingly,  both manufacturing  and  sales  of  the  Company's products may be adversely affected by political or economic conditions abroad. In addition, various forms of protectionist trade legislation have been proposed in the United States and certain foreign countries. A change in current tariff structures or other trade policies could adversely affect the Company's international customers or decrease the cost of products from the Company's international competitors.

   PROTECTION OF PROPRIETARY INFORMATION. The Company has been awarded one patent by the United States Patent Office and has acquired additional patents as part of its acquisition of certain assets of Star Semiconductor Corporation ("Star"); however, the Company relies primarily on its design know-how and continued access to advanced CMOS process technology, rather than on patents, to develop and maintain its competitive position. There can be no assurance that the Company will continue to have access to advanced semiconductor process technology or that others will not develop, patent or gain access to similar know-how and technology, or reverse engineer the Company's products. The Company attempts to protect its trade secrets and other proprietary information through confidentiality agreements with employees, consultants, suppliers and customers, but there can be no assurance that those measures
 will  be  adequate  to  protect  the   Company's  interests.  Others  in  the
 semiconductor  industry  have  obtained  patents   covering   a   variety  of
 semiconductor designs and processes, and the Company has from time to time received and may in the future receive notices from third parties asserting that one or more aspects or uses of the Company's products is infringing such third parties' patent rights. Presently there are no such claims pending against the Company. Although the Company does not believe that it infringes any known patents at this time, if any such infringement exists, the Company may be liable for damages and may find it necessary or desirable to obtain
 licenses  under  third  parties'  patents.   Based  on industry practice, the
 Company believes that, in most cases, any necessary licenses could be obtained on conditions that would not materially adversely affect the Company, but there can be no assurances that such licenses could be obtained or that litigation would not occur. The inability of the Company to obtain such licenses or the occurrence of litigation could adversely affect the Company.


                                 THE COMPANY

   Logic  Devices  Incorporated  (the  "Company")  designs  and  markets  high-
 performance  digital  integrated  circuits.   The  Company's circuits address
 applications which require high computational speeds, high-reliability, high levels of circuit integration (complexity) and low power consumption. The Company's products are incorporated into products manufactured by OEMs and utilized in high-speed electronic computational applications in computers and
 work   stations,   broadcast   and   medical  video  image  processing,  and
 telecommunication systems. The Company's product strategy is to develop and market industry standard circuits which offer superior performance, as well as Company proprietary circuits to meet specific customer needs.

   The Company currently offers products in two areas: (1) DSP (digital signal processing) circuits consisting of high-performance arithmetic computational functions (multipliers, arithmetic-logic units "ALUs", and special math function applicable to digital signal processing computations); and (2) high-speed SRAMs (static random access memories) including FIFO (first in/first out) Memories. As of December 31, 1994, the Company offered 49 catalog products which are sold to a diverse customer base. With the multiplicity of packaging and performance options, the 49 basic products result in nearly 1,000 catalog items.

   The Company's plug compatible catalog products are designed to replace existing industry standard integrated circuits offering superior performance, lower power consumption and reduced cost. Proprietary catalog products are developed by the Company to address specific functional application needs or performance levels that are not otherwise commercially available. The Company seeks to provide related groups of circuits that OEMs purchase for incorporation into high-performance electronic systems.

   The Company relies on third party silicon foundries to process silicon wafers, each wafer having up to several hundred integrated circuits of a given
 Company  design,  from  which  finished products  are  then  assembled.   The
 Company's strategy is to outsource wafer processing to third party foundries in order to avoid the substantial investment in capital equipment required to establish a wafer fabrication facility. The Company works closely with the foundries in order to take advantage of their processing capabilities and continues to explore and develop additional foundry relationships in order to minimize its dependence on any single relationship.

   The Company markets its products worldwide through its own direct sales force, a network of 61 national and international independent sales representatives and 16 international and domestic distributors. In 1994, approximately 52% of the Company's net revenues were derived from OEMs, while sales through foreign and domestic distributors accounted for approximately 48% of net revenues. Among the Company's OEM customers are DSC Communications Corporation, Group Technology Laboratories, Inc. and Acuson Corporation. Approximately 82% of the Company's net revenues have historically been derived from the United States and approximately 18% have been derived from foreign sales.

   The Company was incorporated under the laws of the State of California in April 1983. The Company's principal offices are located at 628 East Evelyn Avenue, Sunnyvale, California 94086, and its telephone number is (408) 737-3300.

                              SUBSEQUENT EVENTS

   The following events have occurred since December 31, 1994, which updates information contained in the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1994 (the "1994 Annual Report"):

   EMPLOYEE STOCK OWNERSHIP PLAN. The Company's Employee Stock Ownership Plan ("ESOP") has been terminated. At the termination date, 226,770 shares of Common Stock were vested, and the Company is in the process of distributing the shares to eligible participants. The Company has filed a registration statement under the Securities Act to register the shares being distributed. Following the distribution of the shares held by the ESOP, most distributees will be free to sell such shares without restriction.

   STAR ACQUISITION. On April 14, 1995, the Company acquired certain assets from Star, including patents, processes and technology regarding a proprietary stream processor ("SPROC") which is a programmable DSP architecture that offers a significant performance advantage in data flow signal processing applications. Such assets were acquired in return for 75,000 shares of the Company's Common Stock. These shares are the Offered Securities covered by the Prospectus.

   SHAREHOLDER  LOAN.   As  more  fully  discussed  in  the 1994 Annual Report,
 certain shareholders of the Company (the "Shareholder Creditors") had loaned various amounts to the Company (the "Shareholder Loan"). The Company has repaid the Shareholder Loan in full using proceeds from a bank loan.

   EXERCISE OF WARRANTS. Of the warrants to purchase an aggregate of 150,000 shares of Common Stock which had been issued in connection with an extension of the Shareholder Loan under a Loan Extension and Warrant Purchase Agreement, all as more fully described in the 1994 Annual Report, warrants to purchase 74,955 shares have been exercised and warrants to purchase 75,045 remain outstanding. Such warrants contain provisions which adjust the exercise price in certain circumstances, such as the issuance of additional Common Stock or
 other  securities  at  less  than the exercise price and  stock  splits.   In
 addition, they contain provisions which adjust the number of warrant shares in
 the  event of certain mergers, reorganizations  and  reclassifications.   The
 exercise price is $3.45 per share, and the warrants expire March 1, 1996. The warrants are transferable by the holders thereof in accordance with applicable securities laws.

   CONVERSION OF PREFERRED SHARES. The holders of the Company's 154 shares of previously issued and outstanding Series A Preferred Stock have converted all of such shares into 25,666 shares of Common Stock pursuant to the terms of the Series A Preferred Stock.

   PLACEMENT OF SECURITIES. In August of 1995, the Company issued a total of 855,000 shares of Common Stock in two separate private placement transactions
 exempt  from  registration  under  the  Securities   Act,  for  an  aggregate
 consideration of approximately $9,850,000.     In September of 1995, the
 Company issued a total of 50,000 shares of Common Stock in a separate private placement transaction exempt from registration under the Securities Act, for an aggregate consideration of approximately $520,000. The shares sold in all three of these transactions were not registered under the Securities Act and cannot be sold or transferred without registration or an exemption from such registration requirements.

   GRANT OF WARRANTS. On February 15, 1995, the non-employee directors of the Company were granted warrants to purchase an aggregate of 220,000 shares of Common Stock. The grants were ratified by shareholders of the Company at the
 Company's  1995  annual meeting of shareholders  held  June  13,  1995.   The
 warrants have an exercise price of $2.5625 per share, which was the last reported transaction price of the Common Stock on February 15, 1995, and
 expire on February 15, 2000.  Certain  other warrants    to purchase an
 agregate of 34,350 shares of Common Stock were issued by the Company in
 connection with two of the private placements described above.   Under one
 transaction    , the Warrant giving the holders the right to purchase from the
 Company up to 31,850 shares of Common Stock at an exercise price equal to $12.625 per share (the last reported transaction price on August 21, 1995)
 was issued.    The Warrant was exercisable immediately upon its issuance and expires on August 21, 1998. The shares underlying this Warrant are being registered herein. Under the other transaction, warrants giving the holder the right to purchase from the Company up to 2,500 shares of Common Stock at an exercise price equal to $11.875 per share (the closing bid price on September 14, 1995) were issued. These warrants were exerciseable immediately upon their issuance and expire on September 19, 1998. All of the warrants
 granted in these transactions     are transferable by the holders thereof in
 accordance with applicable securities laws.


                               USE OF PROCEEDS

   The Company will  not  receive  any  proceeds  from  the  sale of any of the
 Offered  Securities  by the Selling Shareholder   s    .    The Company will
 reeive proceeds from the sale of Common Stock issuable upon exercise of the Warrant if such Warrant is exercised, but only in an amount equal to the exercise price thereof multiplied by the number of shares purchased upon the exercise of the Warrant. The Company expects to use any such proceeds for working capital and general corporate purposes.


                            SELLING SHAREHOLDERS

   The Company issued 75,000 shares of Common Stock to Star on April 14, 1995 in consideration of the Company's purchase of certain assets from Star. See "Subsequent Events--Star Acquisition." Star subsequently transferred these shares to the Credit Managers Association of California ("CMAC") as part of
 Star's liquidation.      The Warrant to purchase 31,850 shares of the Company's
 Common Stock was issued to First Bermuda Securities Limited ("First Bermuda") as part of the placement of Common Stock in August of 1995.

   The following table sets forth additional  information  as  of    OCTOBER
 24    , 1995, regarding the Selling Shareholder   s'     ownership of Common
 Stock:

 NAME OF RECORD OWNER   NUMBER OF SHARES    SHARES COVERED BY   NUMBER OF SHARES
                        OWNED               THIS PROSPECTUS     NOT COVERED BY
                                                                                                  THIS PROSPECTUS
 CMAC                    75,000              75,000               0
 FIRST BERMUDA           31,850{(1)}         31,850               0
 TOTAL                  106,850             106,850               0

   (1) Re[resents shares obtainable through the exercise of the Warrant.

                            PLAN OF DISTRIBUTION

   The  Offered  Securities  may  be  sold  from  time  to  time by the Selling
 Shareholder   s     or    their     pledgees, donees, transferees or other
 successors in interest in one or more transactions at a fixed offering price, at varying prices determined at the time of sale or at negotiated prices. Such sales may be made to purchasers directly by the selling shareholders (or their pledgees, donees, transferees or other successors in
 interest)  or,  alternatively, the  Selling  Shareholder   s      (or    their
      pledgees,  donees,  transferees  or  other successors in interest) may
 offer the Offered Securities,  pursuant  to  this Registration   Statement  or
 Rule  144  of  the  Securities  Act, through underwriters, dealers, brokers or agents, who may receive compensation in the form of underwriting discounts,
 concessions  or  commissions  from the Selling Shareholder   s     (or  its
 pledgees, donees, transferees or other successors in interest) and/or the purchasers of the Offered Securities for whom they may act as agents. In effecting sales of Offered Securities, brokers or dealers may arrange for other brokers or dealers to participate. Such brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. Sales of Common Stock may be made through Nasdaq or otherwise at prices and at terms then prevailing or in negotiated transactions.

      By agreement with the Company, CMAC is permitted to sell no more than 25,000 of the 75,000 shares of Common Stock which it owns during each calander
 week commencing on     the effective  date  of  the  registration  statement
 filed in connection with this Prospectus. CMAC has indicated that it intends to sell the 75,000 shares which it owns consistent with market conditions and the constraints set forth in the immediately preceding
 sentence.     The  holder of the  Warrant  has no such restriction on its ability to sell shares issuable upon the exercise of the Warrant.

   The Company has agreed to indemnify the Selling Shareholder

   s     against
 certain liabilities in connection with the distribution of the Offered Securities, including liabilities under the Securities Act. Under agreements
 that may be entered into by the Selling Shareholder   s    , brokers or
 dealers who participate in the distribution of the Offered Securities may be
 entitled  to indemnification  by  the  Selling Shareholder   s     and the
 Company against certain liabilities, including liabilities under the Securities Act.


                                LEGAL MATTERS

   The validity of the Offered Securities has been passed upon by Barack, Ferrazzano, Kirschbaum & Perlman, Chicago, Illinois.


                                   EXPERTS

   The financial statements and the related supplemental schedules incorporated into this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been so incorporated in reliance upon the report of Meredith Cardozo, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

 NO DEALER, SALESPERSON  OR OTHER
 INDIVIDUAL HAS BEEN AUTHORIZED TO
 GIVE ANY INFORMATION OR MAKE ANY
 REPRESENTATIONS NOT CONTAINED IN
 THIS  PROSPECTUS  IN  CONNECTION
 WITH THE OFFERING COVERED BY THIS
 PROSPECTUS.   IF GIVEN OR  MADE,
 SUCH       INFORMATION        OR
 REPRESENTATIONS   MUST   NOT  BE
 RELIED   UPON   AS  HAVING  BEEN
 AUTHORIZED BY THE  COMPANY. THIS                  LOGIC DEVICES
 PROSPECTUS DOES NOT CONSTITUTE AN                 INCORPORATED
 OFFER TO SELL, OR A SOLICITATION
 OF AN OFFER TO BUY,  THE  COMMON
 STOCK IN ANY JURISDICTION WHERE,
 OR TO ANY PERSON TO WHOM, IT  IS
 UNLAWFUL  TO MAKE ANY SUCH OFFER
 OR  SOLICITATION.   NEITHER  THE
 DELIVERY OF THIS PROSPECTUS  NOR
 ANY  SALE  MADE HEREUNDER SHALL,
 UNDER ANY CIRCUMSTANCES,  CREATE
 AN IMPLICATION THAT THERE HAS NOT
 BEEN ANY CHANGE IN THE FACTS SET
 FORTH  IN THIS PROSPECTUS OR  IN
 THE AFFAIRS OF THE COMPANY SINCE
 THE DATE HEREOF.
                                                  106,850     Shares of
                                                   Common Stock

          TABLE OF CONTENTS

                                    PAGE
 Available Information                 2

 Documents Incorporated By Reference   2
                                               ______________________
 Risk Factors                          3
                                                     PROSPECTUS
 The Company                           6
                                               ______________________
 Subsequent Events                     7

 Use of Proceeds                       8

 Selling Shareholders                  8

 Plan  of  Distribution                9

 Legal Matters                         9

 Experts                               9
                                                   ____________, 1995

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

 Registration Fee                                 $     433.00
 Legal Fees and Expenses                          $   8,000.00
 Accounting Fees and Expenses                     $     500.00
 Miscellaneous                                    $    1067.00

 Total                                            $  10,000.00


     All expenses are estimated except the Registration Fee.

 ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify officers and directors of the Registrant to the full extent permitted by Section 317 of the California General Corporation Law.
 Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors and other corporate agents in
 terms  sufficiently  broad  to  indemnify  such  persons,   under   certain
 circumstances,   for  liabilities  (including  reimbursement  of  expenses
 incurred) arising under the Securities Act.

 ITEM 16.  EXHIBITS

     Exhibit
       NO.            DESCRIPTION

        3.1* Articles of Incorporation of Logic Devices Incorporated, as amended. Incorporated by reference to Ex. 3.1 of the Registrant's Form S-18 Registration Statement (File No. 33-23763-LA)
        3.2* Bylaws of Logic Devices Incorporated. Incorporated by reference to Ex. 3.2 of the Registrant's Form S-18 Registration Statement (File No. 33-23763-LA)
        4.1* Form of certificate for shares of the Company's Common Stock. Incorporated by reference to Exhibit 1.1 of the Amendment No. 1 on Form 8 to Application or Report Filed Pursuant to
                Section 12, 13 or 15(d) of the Securities Exchange Act of 1934, dated October 4, 1988 (File No. 0-17187)
        5.1 Opinion Letter of Barack, Ferrazzano, Kirschbaum & Perlman regarding the validity of the securities being registered
       10.1 Registration Rights Agreement by and between Logic Devices Incorporated, Star Semiconductor Corporation and Credit Managers Association of California, dated April 14, 1995
       10.2 Form of Warrant to purchase an aggregate of 31,850 shares of Common Stock
       23.1 Consent of Barack, Ferrazzano, Kirschbaum & Perlman (included in Exhibit 5)
       23.2     Consent of Meredith Cardozo
       24.1     Powers of Attorney (included on signature page)

 * Previously filed

 ITEM 17.  UNDERTAKINGS

   (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of
 California, on    October 25    , 1995.

                                   LOGIC DEVICES INCORPORATED


                                   By:/S/        WILLIAM        J.       VOLZ

                                          William J. Volz
                                          President and Director

                                   By:/S/        TODD        J.       ASHFORD

                                          Todd J. Ashford
                                          Chief Financial Officer



   In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement was signed by the following
 persons in the capacities indicated on    October 25    , 1995.

 SIGNATURE               TITLE

               *                    Chairman of the Board
 Howard L. Farkas


               *                    Director
 Burton W. Kanter


               *                    Director
 Albert Morrison, Jr.


 /S/ WILLIAM J. VOLZ       President and Director
 William J. Volz         (Principal Executive Officer)


 /S/ TODD J. ASHFORD      Chief Financial Officer (Principal
 Todd J. Ashford         Financial and Accounting Officer)


 * Todd J. Ashford, by signing his name hereto, does hereby sign this document on behalf of himself and on behalf of each of the other persons named above pursuant to powers of attorney duly executed by such other persons and included on the signature page of the original filing of this Registration Statement.

                                          Todd J. Ashford, Attorney-in-Fact

                          LOGIC DEVICES INCORPORATED

                              INDEX TO EXHIBITS

                                                                            SEQUENTIALLY
                                                                             NUMBERED
   EXHIBIT                                                                   PAGE OF
   NUMBER                       DESCRIPTION OF EXHIBITS                      EXHIBIT
    3.1*                Articles of Incorporation of Logic Devices
                        Incorporated, as amended.  Incorporated by
                        reference to Ex. 3.1 of the Registrant's Form S-18
                        Registration Statement (File No. 33-23763-LA)
    3.2*                Bylaws of Logic Devices Incorporated.
                        Incorporated by reference to Ex. 3.2 of the
                        Registrant's Form S-18 Registration Statement
                        (File No. 33-23763-LA)
    4.1*                Form of certificate for shares of the Company's
                        Common Stock.  Incorporated by reference to
                        Exhibit 1.1 of the Amendment No. 1 on Form 8 to
                        Application or Report Filed Pursuant to Section
                        12, 13 or 15(d) of the Securities Exchange Act of
                        1934, dated October 4, 1988 (File No. 0-17187)
     5.1                Opinion Letter of Barack, Ferrazzano, Kirschbaum &
                        Perlman regarding the validity of the securities
                        being registered
    10.1                Registration Rights Agreement by and between Logic
                        Devices Incorporation, Star Semiconductor
                        Corporation and Credit Managers Association of
                        California, dated April 14, 1995
    10.2                Form of Warrant to purchase an agregate of 31,850
                        shares of Common Stock
    23.1                Consent of Barack, Ferrazzano, Kirschbaum &
                        Perlman (included as part of Exhibit 5)
    23.2                Consent of Meredith Cardozo
    24.1                Powers of Attorney (included on signature page)

   *  Previously filed

 EXHIBIT 10.2

           THIS WARRANT AND THE SHARES OF COMMON STOCK OF LOGIC DEVICES INCORPORATED TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE ACT) UNLESS REGISTERED UNDER THE ACT OR ON EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE

           IN ADDITION, THIS WARRANT IS SUBJECT TO RESTRICTIONS ON SALE, ASSIGNMENT, CONVEYANCE, PLEDGE, HYPOTHECATION, GRANT OF SECURITY INTEREST, ENCUMBRANCE, GIFT OR ANY OTHER MANNER OF DISPOSITION OR TRANSFER, WHETHER VOLUNTARILY OR BY OPERATION OF LAW, AS SET FORTH IN AN OFFSHORE WARRANT SUBSCRIPTION AGREEMENT, DATED AS OF AUGUST 21, 1995, BY AND BETWEEN FIRST BERMUDA SECURITIES, LTD., AND LOGIC DEVICES INCORPORATED (THE "AGREEMENT"), A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF LOGIC DEVICES INCORPORATED

                                    WARRANT

                               to Purchase Shares

                                       of

                          Common Stock (no par value)

                                       of

                           LOGIC DEVICES INCORPORATED


           This certifies that, for value received, First Bermuda Securities Limited and any subsequent transferee pursuant to the terms of the Agreement and this Warrant (each, a "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Logic Devices Incorporated, a California corporation (the "Issuer"), at any time or from time to time on or after the date hereof and on or before August 21, 1998 (the "Expiration Date"), 31,850 fully paid and nonassessable shares of common stock, no par value (the "Common Stock"), of the Issuer at a price equal to $12.625 per share (the "Exercise Price")(such shares of Common Stock and other securities issued and issuable upon exercise of this Warrant, the "Warrant Shares").

     Section 1.   DEFINITIONS.   Except  as  otherwise  specified herein, terms
 defined herein shall have the meanings assigned to them in the Agreement.

     Section 2. EXERCISE OF WARRANT. (a) Subject to the provisions hereof, this Warrant may be exercised, in whole or in part, but not as to a fractional share, at any time or from time to time on or after the date hereof and on or before the Expiration Date, by presentation and surrender hereof to the Issuer at the address which, in accordance with the provisions of Section 10 hereof, is then effective for notices to the Issuer, with the Election to Purchase Form annexed hereto as Schedule One, duly executed and accompanied by payment to the Issuer as further set forth below in this Section 2, for the account of the Issuer, of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Issuer shall, upon surrender of this Warrant for the cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder. The Issuer shall maintain at its principal place of business a register for the registration of this Warrant and registration of transfer for this Warrant. The Exercise Price for the number of Warrant Shares specified in the Election to Purchase Form shall be payable in United States dollars by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to an account by the Issuer for that purpose.

           (b) Prior to the delivery of any securities which the Issuer shall be obligated to deliver upon exercise of this Warrant, the Issuer shall use its best efforts to comply with all Federal and state laws and regulations thereunder, including without limitation, Regulation S under the Act, requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority, provided, however, that the Issuer shall have no obligation to register the Warrant Shares beyond its obligation set forth in Section 9 below. The Issuer need not issue or deliver such shares of Common Stock unless and until in the opinion of the Issuer's counsel (such counsel's fees to be paid by the Issuer) all applicable requirements of state securities laws and registration of such shares under the Act, and all applicable listing requirements of any national securities exchange on which shares of the same class are then listed, have been complied with.

           (c) The Issuer covenants that procedures will be implemented ("Procedures") to ensure that this Warrant may not be exercised within the United States and that the Warrant Shares may not be delivered within the United States upon such exercise, other than in offerings that meet the definition of "offshore transaction" pursuant to paragraph (i)(3) of Rule 902 of Regulation S under the Act, unless registered under the Act or an exemption from such registration is available. The Holder covenants not to exercise this Warrant except in compliance with the Procedures and the terms of the Agreement. The Purchaser or any other Holder of this Warrant must deliver, prior to any exercise of this Warrant, (i) a certificate in the form attached hereto as Schedule Two or (ii) a written opinion of counsel that this Warrant and the securities delivered upon any exercise thereof have been registered under the Act or are exempt from registration thereunder.

           (d) All Warrant Shares, when issued upon exercise of this Warrant, shall be duly authorized, validly issued, fully paid and nonassessable, and the Holder will have full legal and equitable title thereto, free and clear of all liens, encumbrances, claims and rights of others created by or through the Issuer. The Issuer shall use its best efforts to list such Warrant Shares prior to such delivery upon each securities exchange, if any, upon which such class of security is listed at the time of such delivery.

           (e) Unless the Warrant Shares have been registered under the Act, upon any exercise of any part of this Warrant, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

 The shares of common stock represented hereby have not been registered under the Federal Securities Act of 1933, as amended (the "Act") or the securities laws of any state, and may be offered or sold only if registered under the Act and all other applicable securities laws or Logic Devices Incorporated receives a satisfactory opinion of counsel that an exemption from such registration is available.

           (f) This Warrant may not be exercised to any extent by anyone after the end of the Warrant term.

     Section 3. RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF INVESTOR. The Issuer hereby agrees that there shall be reserved for issuance and/or delivery upon exercise of this Warrant, such number of Warrant Shares as shall be required for issuance or delivery upon exercise of this Warrant. The Warrant surrendered upon exercise shall be cancelled by the Issuer. After the Expiration Date, no shares of Common Stock shall be subject to reservation in respect of this Warrant. The Issuer further agrees (i) that it will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer, (ii) promptly to take all action as may from time to time be required in order to permit the Holder to exercise this Warrant and the Issuer duly and effectively to issue shares of its Common Stock or other securities as provided herein upon the exercise hereof, and (iii) promptly to take all action required or provided for herein to protect the rights of the Holder granted hereunder against dilution. Without limiting the generality of the foregoing, should the Warrant Shares at any time consist in whole or in part of shares of capital stock having a par value, the Issuer agrees that before taking any action which would cause an adjustment of the Exercise Price so that the same would be less than the then par value of such Warrant Shares, the Issuer shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Exercise Price as so adjusted. The Issuer further agrees that it will not establish a par value for its Common Stock while this Warrant is outstanding in an amount greater than the Exercise Price.

     Section 4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. The Holder will not sell, assign, convey, pledge, hypothecate, grant security interests in, encumber, give away or in any other manner dispose of or transfer, whether voluntarily or by operation of law, any of this Warrant, the Warrant Shares or any new Warrant to any person or entity that, to the actual knowledge of such Holder, competes directly or indirectly with the Issuer without the prior written consent of the Issuer. Any attempted transfer of this Warrant, the Warrant Shares or any new Warrant not in accordance with this Section shall be null and void, and the Issuer shall not in any way be required to give effect
 to  such  transfer.   No  transfer of this Warrant shall be effective for any
 purpose hereunder until (i) written notice of such transfer and of the name and address of the transferee has been received by the Issuer, (ii) the transferee shall first agree in a writing deposited with the Secretary of the Issuer to be bound by all the provisions of this Agreement and (iii) in the opinion of the Issuer's counsel (such counsel's fees to be paid by the Issuer), all requirements of applicable state securities laws and any requirement to register such transfer under the Act have been complied with. Upon surrender of this Warrant to the Issuer by any transferee authorized under the provisions of this Section 4, and subject to the terms and conditions of the Securities Act, the Issuer shall, without charge, execute and deliver a new Warrant registered in the name of such transferee at the address specified by such transferee, and this Warrant shall promptly be cancelled. The Issuer may deem and treat the registered holder of any Warrant as the absolute owner thereof for all purposes, and the Issuer shall not be affected by any notice to the contrary. Any Warrant, if presented by an authorized transferee, may be exercised by such transferee without prior delivery of a new Warrant issued in the name of the transferee.

           Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the
 case   of   loss,   theft   or   destruction)   of   reasonably  satisfactory
 indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute a separate contractual obligation on the part of the Issuer, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     Section 5. RIGHTS OF THE HOLDER. Neither a Holder nor his transferee by devise or the laws of descent and distribution or otherwise shall be, or have any rights or privileges of, a shareholder of the Issuer with respect to any Warrant Shares, unless and until certificates representing such Warrant Shares shall have been issued and delivered thereto.

     Section 6. ADJUSTMENTS IN EXERCISE PRICE AND WARRANT SHARES. The Exercise Price and Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6.

           (a) If the Issuer is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

           (b) If the Issuer declares a dividend on Common Stock, or makes a distribution to holders of Common Stock, and such dividend or distribution is payable or made in Common Stock or securities convertible into or exchangeable for Common Stock, or rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend or distribution, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

           (c) If the Issuer declares a dividend on Common Stock (other than a dividend covered by subsection (b) above) or distributes to holders of its
 Common Stock, other than as part of its dissolution or liquidation or the winding up or its affairs, any shares of its stock, any evidence of indebtedness or any cash or other of its assets (other than Common Stock or securities convertible into or exchangeable for Common Stock), the Holder shall receive notice of such event as set forth in Section 8 below.

           (d) In case of any consolidation of the Issuer with, or merger of the Issuer into, any other corporation (other than a consolidation or merger in which the Issuer is the continuing corporation and in which no change occurs in its outstanding Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Issuer, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Issuer, except where the Issuer is the surviving entity and no change occurs in its outstanding Common Stock), the corporation formed by such consolidation or the corporation resulting from such merger or the corporation which shall have acquired such assets or securities of the Issuer, as the case may be, shall execute and deliver to the Holder simultaneously therewith a new Warrant, satisfactory in form and substance to the Holder, together with such other documents as the Holder may reasonably request, entitling the Holder thereof to receive upon exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or exchange of securities, or upon the dissolution following such sale or other transfer, by a holder of the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such consolidation, merger, sale, transfer, or exchange, PROVIDED that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such new Warrant shall contain the same basic other terms and conditions as this Warrant and shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions of this paragraph (d) shall similarly apply to successive consolidations, mergers, exchanges, sales or other transfers covered hereby.

           (e) If the Issuer shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall, upon exercise of this Warrant have the right to receive, in lieu of the shares of Common Stock of the Issuer that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Issuer had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant for the shares of Common Stock receivable upon exercise of this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Issuer shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall obtain receipt of the Exercise Price by deducting an amount equal to the Exercise Price for the shares of Common Stock receivable upon exercise of this
 Warrant  from  the  amount  payable  to  the  Holder.   For  purposes of this
 paragraph, the sale of all or substantially all of the assets of the Issuer and distribution of the proceeds thereof to the Issuer's shareholders shall be deemed a liquidation.

           (f) If an event occurs which is similar in nature to the events described in this Section 6, but is not expressly covered hereby, the Board of Directors of the Issuer shall make or arrange for an equitable adjustment to the number of Warrant Shares and the Exercise Price.

           (g) The term "Common Stock" shall mean the Common Stock, no par value, of the Issuer as the same exists at the Closing Date or as such stock may be constituted from time to time, except that for the purpose of this
 Section 6, the term "Common Stock" shall include any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer.

           (h) The Issuer shall retain a firm of independent public accountants of recognized standing (who may be any such firm regularly employed by the Issuer) to make any computation required under this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 6.

           (i) Whenever the number of Warrant Shares or the Exercise Price shall be adjusted as required by the provisions of this Section 6, the Issuer forthwith shall file in the custody of its secretary or an assistance secretary, at its principal office, and furnish to each Holder hereof, a certificate prepared in accordance with paragraph (h) above, showing the adjusted number of Warrant Shares and the Exercise Price and setting forth in reasonable detail the circumstances requiring the adjustment.

           (j) Notwithstanding any other provision, this Warrant shall be binding upon and inure to the benefit of any successor or successors of the Issuer.

           (k) No adjustment in the Exercise Price in accordance with the provisions of this Section 6 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this paragraph (k) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

           (l) If an adjustment is made under this Section 6 and the event to which the adjustment relates does not occur, then any adjustments in accordance with this Section 6 shall be readjusted to the Exercise Price and the number of Warrant Shares which would be in effect had the earlier adjustment hot been made.


           Section 7. TAXES ON ISSUE OR TRANSFER OF COMMON STOCK AND WARRANT. The Issuer shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities on the exercise of this Warrant. The Issuer shall not be required to pay any tax which may be payable in respect of any transfer of this Warrant or in respect of any transfers involved in the issue or delivery of shares or the exercise of this Warrant in a name other than that of the Holder and the person requesting such transfer, issue or delivery shall be responsible for the payment of any such tax (and the Issuer shall not be required to issue or deliver said shares until such tax has been paid or provided for).

           Section 8. NOTICE OF ADJUSTMENT. So long as this Warrant shall be outstanding, (a) if the Issuer shall propose to pay any dividends or make any distribution upon the Common Stock, or (b) if the Issuer shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any other similar rights, or (c) if there shall be any proposed capital reorganization of the Issuer in which the Issuer is not the surviving entity, recapitalization of the capital stock of the Issuer, consolidation or merger of the Issuer with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Issuer, or voluntary or involuntary dissolution, liquidation or winding up of the Issuer, or (d) if the Issuer shall give to its stockholders any notice, report or other communication respecting any significant or special action or event, then in such event, the Issuer shall give to the Holder, at least thirty days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty days is not reasonably possible), a notice containing a description of the proposed action or event and stating the date or expected date on which a record of the Issuer's stockholders is to be taken for any of the foregoing purposes, and the date or expected date on which any such dividend, distribution, subscription, reclassification, reorganization, consolidation, combination, merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

           Section 9. REGISTRATION RIGHTS. (a) Right to Piggyback. Whenever the Company proposes to register any of its shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act") and the registration form to be used is not a Form S-8 or Form S-4 and otherwise may be used for the registration of any Warrant Shares (a "Piggyback Registration"), the Company will give prompt written notice to all holders of the Warrant Shares for which the registration form may be used of its intention to effect such a registration and will include in such registration all Warrant Shares (in accordance with the priorities set forth in Subsections 9(b) and 9(c) below) with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice or such shorter time as the Company may deem necessary or advisable due to the anticipated filing date of such registration. Inclusion of Warrant Shares in any secondary registration on behalf of holders of the Company's securities will be subject to any rights of approval and other rights which such holders may have and conditions which such holders may impose.

           (b) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities that the Company proposes to sell and
 (ii) second, the Warrant Shares requested to be included in such registration and other securities requested to be included in such registration pro rata among the holders of the Warrant Shares and the other securities on the basis of the number of securities so requested to be included therein.

           (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and such other securities as may have the right to be included on a priority with such securities, pro rata based on the number of such securities requested to be included in such registration and (ii) second, the Warrant Shares and other securities requested to be included in such registration, pro rata based on the number of Warrant Shares and other securities so requested to be included therein.

           (d) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering will be in the discretion of the Company.

           Section  10.   NOTICES.   All communications hereunder shall  be  in
 writing, and, if sent to the Holder shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Holder at:
                First Bermuda Securities Limited
                33/35 Reid Street, Jardine House
                Hamilton, Bermuda  HM11
                Attention: Maxwell R. Roberts
                Telephone: (809) 295-1330
                Telecopy:  (809) 292-9471
 or it to any other Holder, addressed to such Holder at such address as it shall have specified to the Issuer in writing, or, if sent to the Issuer, shall be delivered, sent by registered mail or by telecopy and confirmed to the Issuer at:

                Logic Devices Incorporated
                628 East Evelyn Avenue
                Sunnyvale, California 94086
                Attention: William J. Volz
                Telephone: (408) 737-3300
                Telecopy:  (408) 733-6415

           Section 11. GOVERNING LAW. This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of California.


 Dated:  August 21, 1995



 LOGIC DEVICES INCORPORATED



 BY:_______________________________

 Name: Willaim J. Volz
 Title:President


 ATTEST:



 __________________________________
           Secretary

                                                           SCHEDULE ONE

                         ELECTION TO PURCHASE


           The undersigned hereby irrevocably elects to exercise this Warrant and to purchase ____________ shares of Logic Devices Incorporated Common Stock issuable upon the exercise of this Warrant, and requests that certificates for such shares shall be issued in the name of:



                                (Name)



                               (Address)



           (United States Social Security or other taxpayer identifying number, if applicable)


 and, if different from above, be delivered to:



                                (Name)



                               (Address)

  and, if the number of Warrant Shares so purchased are not all of the Warrant Shares issuable upon exercise of this Warrant, that a Warrant to purchase the balance of such Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below.

 Date:                , 19

 Name of Registered Owner:


 Address:


 Signature:

                                                          SCHEDULE TWO

 [Warrant Agent]

 Dear Sir/Madam

     In connection with the warrant of Logic Devices Incorporated issued to First Bermuda Securities Limited, on August 21, 1995, and attached hereto, the undersigned certifies, represents and warrants as follows:

 1. I/We hereby exercise the warrants identified above. [Give details of how payment is being made, in accordance with terms of warrants.]

 2. I/We hereby certify that I am/we are not a U.S. person (as that term is defined in Regulation S under the Securities Act); nor am I/we acting for or on behalf of a U.S. person.

 3. At the time of exercise of the warrants I am/we are and any person for whom we are acting is located outside the United States.

 4.  Please deliver the common stock of Logic Devices Incorporated as follows:

                ______________
                ______________
                ______________

           [specify address outside the United States]


                                      Very truly yours,



                                      [WARRANTHOLDER]

                                      By:________________
                                            Name:
                                            Title:

                              EXHIBIT B
 [Warrant Agent]

 Dear Sir/Madam

   In connection with the Warrant of Logic Devices Incorporated, issued to First Bermuda Securities Limited, on August 21, 1995, and attached hereto, the undersigned performed the functions of managing underwriter in connection with the offering of such warrants and certifies, represents and warrants as follows:

     We hereby certify that the distribution of the warrants identified above was completed on August 21, 1995.

                                      Very truly yours,



                                 FIRST BERMUDA SECURITIES LIMITED



                                 By:_____________________________
                                      Name:
                                      Title: